Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS
‒ Q3 2020 Net Revenue of $519 million; GAAP Net Loss of $(9) million; Diluted Loss per Share of $(0.06) ‒
‒ Q3 2020 Adjusted Net Income (1) of $49 million; Adjusted EBITDA (1) of $114 million; Adjusted Diluted EPS (1) of $0.16‒
‒ Updating 2020 Full Year Financial Outlook ‒
BRIDGEWATER, NJ, November 6, 2020 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the third quarter ended September 30, 2020.

“Amneal delivered another strong quarter, providing further evidence that our Amneal 2.0 strategy is positioning the company for sustained growth,” said Chirag and Chintu Patel, Co-Chief Executive Officers. “While the COVID pandemic continues to affect some aspects of the business, we continue to focus on execution, improving the productivity of our operations and building a strong, diverse platform of generic and specialty pharmaceuticals. We appreciate the hard work of our employees in achieving these results and supporting Amneal’s mission of bringing affordable medicines to patients.”

Net revenue in the third quarter of 2020 was $519 million, an increase of 37% compared to $378 million in the third quarter of 2019. This increase was primarily attributable to $90 million from our AvKARE acquisition, and $51 million from new product launches including EluRyng and Sucralfate Oral Suspension as well as broad generic volume growth, partially offset by competition to Levothyroxine Sodium Tabs and Diclofenac Gel 1%. Net loss attributable to Amneal Pharmaceuticals, Inc. was $9 million in the third quarter compared to a net loss of $265 million in prior year period. The year over year improvement was primarily driven by lower intangible asset impairment and restructuring charges, lower interest and taxes, favorable foreign exchange, and stronger underlying performance, partially offset by the prior year benefit of the gain from the reduction in the tax receivable agreement liability. Diluted loss per share in the third quarter was $0.06 compared to a loss of $2.03 in the prior year period.

Adjusted EBITDA(1) in the third quarter of 2020 was $114 million, an increase of 60% compared to the prior year period, primarily due to higher Generic adjusted gross profit driven primarily by new launches and the addition of AvKARE. Adjusted net income(1) of $49 million in the third quarter of 2020 compared to $12 million in prior year period, reflected higher adjusted EBITDA and lower interest expense, offset in part by higher adjusted taxes. Adjusted diluted EPS(1) in the third quarter of 2020 was $0.16 compared to $0.04 in the prior year period.

(1)    See “Non-GAAP Financial Measures” below.

Updating Full Year 2020 Financial Outlook
Amneal is updating its previously provided 2020 guidance.

	Existing Full Year 2020 Financial Guidance	Revised Full Year 2020 Financial Guidance
Net revenue	$1,875 million - $1,975 million	$1,950 million - $2,000 million
Adjusted gross margin	44% - 46%	41% - 42%
Adjusted EBITDA (1)	$400 million - $450 million	$430 million - $460 million
Adjusted diluted EPS (2)	$0.45 - $0.60	$0.55 - $0.65
Operating cash flow (3)	$150 million - $200 million	$170 million - $220 million
Capital expenditures	$60 million - $70 million	$60 million - $70 million
Weighted average diluted shares outstanding (4)	Approximately 300 million	Approximately 300 million
(1) Includes 100% of EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE.
(3) Operating cash flow excludes a $110 million cash tax refund, which was substantially received as of September 30, 2020.
(4) Assumes the weighted average diluted shares outstanding of Class A and Class B shares under the if-converted method.
Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time on November 6, 2020 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 746-0741 (in the U.S.) or (412) 317-5273 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (877) 344-7529 (in the U.S.) or (412) 317-0088 (international callers). The access code for the replay is 10149078.
About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.
Amneal has an extensive portfolio of approximately 250 product families and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders.
The Company also owns 65% of AvKARE. AvKARE provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. AvKARE is also a packager and wholesale distributor of pharmaceuticals and vitamins to its retail and institutional customers who are located throughout the United States focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing. For more information, visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Such risks and uncertainties include, but are not limited to: the potential impact of the COVID-19 pandemic on our business, manufacturing, supply chain, financial results, financial condition, and planned capital expenditures and national and international economies;

the risk that our goodwill may become impaired, which could adversely affect our financial condition and results of operations; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin, adjusted operating income and adjusted cost of goods sold, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”). The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common Stock.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contacts
Investor Relations
Helen O’Donnell
Solebury Trout
(203) 428-3213

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$519,294	$378,283	$1,482,489	$1,229,045
Cost of goods sold	353,345	267,717	986,589	873,841
Cost of goods sold impairment charges	32,364	56,132	34,579	112,441
Gross profit	133,585	54,434	461,321	242,763
Selling, general and administrative	83,120	63,797	242,040	215,514
Research and development	44,519	38,125	126,470	139,999
In-process research and development impairment charges	—	23,382	960	46,169
Intellectual property legal development expenses	2,134	2,586	6,954	9,263
Acquisition, transaction-related and integration expenses	1,041	3,131	5,403	12,682
Charges related to legal matters, net	60	14,750	5,860	14,750
Restructuring and other charges	276	20,937	2,657	29,933
Operating income (loss)	2,435	(112,274)	70,977	(225,547)
Other (expense) income:
Interest expense, net	(34,895)	(42,209)	(111,463)	(129,376)
Foreign exchange gain (loss), net	9,673	(12,531)	7,958	(9,684)
Gain on sale of international businesses, net	—	—	123	6,930
Gain from reduction of tax receivable agreement liability	—	192,844	—	192,844
Other income, net	898	446	2,102	1,702
Total other (expense) income, net	(24,324)	138,550	(101,280)	62,416
(Loss) income before income taxes	(21,889)	26,276	(30,303)	(163,131)
Provision for (benefit from) income taxes	144	389,668	(105,843)	375,539
Net (loss) income	(22,033)	(363,392)	75,540	(538,670)
Less: Net loss attributable to non-controlling interests	13,058	98,386	18,556	208,881
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	(8,975)	(265,006)	94,096	(329,789)
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic	$(0.06)	$(2.03)	$0.64	$(2.56)
Class A and Class B-1 diluted	$(0.06)	$(2.03)	$0.63	$(2.56)
Weighted-average common shares outstanding:
Class A and Class B-1 basic	147,558	130,729	147,377	128,822
Class A and Class B-1 diluted	147,558	130,729	148,622	128,822

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$281,278	$151,197
Restricted cash	2,372	1,625
Trade accounts receivable, net	707,103	604,390
Inventories	475,760	381,067
Prepaid expenses and other current assets	76,264	70,164
Related party receivables	942	1,767
Total current assets	1,543,719	1,210,210
Property, plant and equipment, net	462,438	477,997
Goodwill	522,690	419,504
Intangible assets, net	1,349,113	1,382,753
Operating lease right-of-use assets	43,643	53,344
Operating lease right-of-use assets - related party	25,463	16,528
Financing lease right-of-use assets - related party	59,328	61,284
Other assets	31,142	44,270
Total assets	$4,037,536	$3,665,890
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$613,619	$507,483
Current portion of long-term debt, net	29,776	21,479
Current portion of operating lease liabilities	11,527	11,874
Current portion of operating and financing lease liabilities - related party	3,895	3,601
Current portion of note payable - related party	1,000	—
Related party payable - short term	8,069	5,969
Total current liabilities	667,886	550,406
Long-term debt, net	2,757,139	2,609,046
Note payable - related party	36,048	—
Operating lease liabilities	34,849	43,135
Operating lease liabilities - related party	23,777	15,469
Financing lease liabilities - related party	60,490	61,463
Related party payable - long term	1,031	—
Other long-term liabilities	96,188	39,583
Total long-term liabilities	3,009,522	2,768,696
Redeemable non-controlling interests	11,932	—
Total stockholders' equity	348,196	346,788
Total liabilities and stockholders' equity	$4,037,536	$3,665,890

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$75,540	$(538,670)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain from reduction of tax receivable agreement liability	—	(192,884)
Depreciation and amortization	175,514	152,932
Amortization of Levothyroxine Transition Agreement asset	—	36,393
Unrealized foreign currency (gain) loss	(7,779)	10,552
Amortization of debt issuance costs and discount	6,449	4,849
Gain on sale of international businesses, net	(123)	(6,930)
Intangible asset impairment charges	35,539	158,610
Non-cash restructuring and asset-related (credit) charges	(536)	11,923
Deferred tax benefit	—	371,683
Stock-based compensation	15,617	16,666
Inventory provision	56,198	67,844
Other operating charges and credits, net	6,248	5,945
Changes in assets and liabilities:
Trade accounts receivable, net	(50,748)	(46,457)
Inventories	(80,722)	(25,906)
Prepaid expenses, other current assets and other assets	17,638	41,256
Related party receivables	870	(1,305)
Accounts payable, accrued expenses and other liabilities	21,737	(13,932)
Related party payables	1,601	25
Net cash provided by operating activities	273,043	52,594
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,912)	(42,664)
Deposit for future acquisitions of property, plant and equipment	(4,229)	—
Acquisition of intangible assets	(3,250)	(50,000)
Acquisitions, net of cash acquired	(251,360)	—
Proceeds from surrender of corporate owned life insurance	—	43,017
Proceeds from sale of international businesses, net of cash sold	—	34,834
Net cash used in investing activities	(285,751)	(14,813)
Cash flows from financing activities:
Proceeds from issuance of debt	180,000	—
Payments of principal on debt, financing leases and other	(26,500)	(20,250)
Payments of deferred financing costs	(4,102)	—
Proceeds from exercise of stock options	216	1,385
Employee payroll tax withholding on restricted stock unit vesting	(795)	(926)
Tax distribution to non-controlling interest	(1,628)	(13,494)
Distribution of earnings to and acquisition of non-controlling interest	(3,300)	(3,543)
Payments of principal on financing lease - related party	(802)	(1,707)
Net cash provided by (used in) financing activities	143,089	(38,535)
Effect of foreign exchange rate on cash	447	(967)
Net increase (decrease) in cash, cash equivalents, and restricted cash	130,828	(1,721)
Cash, cash equivalents, and restricted cash - beginning of period	152,822	218,779
Cash, cash equivalents, and restricted cash - end of period	$283,650	$217,058
Cash and cash equivalents - end of period	281,278	212,738
Restricted cash - end of period	2,372	4,320
Cash, cash equivalents, and restricted cash - end of period	$283,650	$217,058

Amneal Pharmaceuticals, Inc.
Generics Operating Results
(Unaudited; In thousands)

Generics	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue – Generics	$341,920	$291,021	$1,001,065	$1,008,562
Cost of goods sold	229,067	217,773	666,841	760,074
Cost of goods sold impairment charges	32,364	49,115	34,579	105,424
Gross profit	80,489	24,133	299,645	143,064
Selling, general, and administrative	13,153	14,256	42,578	52,783
Research and development	39,232	34,316	108,582	129,915
Charges related to legal matters, net	60	14,750	5,610	14,750
In-process research and development impairment charges	—	23,382	960	46,169
Intellectual property legal development expenses	2,132	2,586	6,947	8,218
Restructuring and other charges	(536)	14,702	(158)	17,201
Other operating expenses	—	502	325	4,086
Operating income (loss)	$26,448	$(80,361)	$134,801	$(130,058)

Gross margin	23.5%	8.3%	29.9%	14.2%
Adjusted gross profit (Non-GAAP) (1)	$128,047	$86,789	$384,593	$364,500
Adjusted gross margin (Non-GAAP) (2)	37.4%	29.8%	38.4%	36.1%
Adjusted operating income (Non-GAAP)	$82,436	$39,693	$246,771	$201,260
(1)    Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)    Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Generics net revenue was $342 million for the three months ended September 30, 2020, an increase of $51 million or 17% when compared with the same period in 2019. The year over year increase was primarily due to new product launches of $51 million, including EluRyng and Sucralfate Oral Solution, and growth in Generic volume from new commercial initiatives, partially offset by competition to Levothyroxine Sodium Tabs and Diclofenac Gel 1%.

Generics gross margin was 23.5% compared to 8.3% for the prior year period. The increase primarily related to new product launches, which contributed $36 million of gross margin growth, the impact of new volume won during 2020 and operational efficiencies and product mix, which more than offset the pricing pressures on Levothyroxine Sodium Tabs and Diclofenac Gel 1% and a $17 million decline in intangible asset impairment charges. Generics adjusted gross margin was 37% compared to 30% in the prior-year period. The increase primarily related to new product launches which contributed $36 million of gross margin growth, the impact of new volume won during 2020 and operational efficiencies and product mix, which more than offset the pricing pressures on Levothyroxine Sodium Tabs and Diclofenac Gel 1%.

Generics operating income was $26 million compared to an operating loss of $80 million in the prior year period. The improvement primarily reflected increased gross margin, an in-process research and development impairment charge of $23 million in the prior year period, a decrease in charges related to legal matters of $15 million and a decrease in restructuring and other charges of $15 million, partially offset by an increase in research and development, primarily associated with milestone achievements and upfront license payments. Generics adjusted operating income for the third quarter of 2020 was $82 million compared to $40 million for the prior year period due to improved gross margin.

Amneal Pharmaceuticals, Inc.
Specialty Operating Results
(Unaudited; In thousands)

Specialty	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue - Specialty:
Rytary®	$37,646	$33,710	$113,881	$95,538
Unithroid®	13,079	10,155	39,805	28,780
Zomig®	10,842	13,971	35,330	39,522
All other specialty products	26,301	29,426	81,085	56,643
Total net revenue – Specialty	87,868	87,262	270,101	220,483
Cost of goods sold	47,735	49,944	145,782	113,767
Cost of goods sold impairment charges	—	7,017	—	7,017
Gross profit	40,133	30,301	124,319	99,699
Selling, general, and administrative	19,181	20,228	56,993	57,705
Research and development	5,287	3,809	17,888	10,084
Charges related to legal matters, net	—	—	250	—
Intellectual property legal development expenses	2	—	7	1,045
Other operating expense, net	1	2,668	83	6,096
Operating income	$15,662	$3,596	$49,098	$24,769

Gross margin	45.7%	34.7%	46.0%	45.2%
Adjusted gross profit (Non-GAAP) (1)	$65,259	$64,421	$200,336	$174,190
Adjusted gross margin (Non-GAAP) (2)	74.3%	73.8%	74.2%	79.0%
Adjusted operating income (Non-GAAP)	$41,546	$40,907	$130,651	$108,945
(1)    Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)    Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Specialty net revenue for the three months ended September 30, 2020 remained consistent at approximately $88 million and $87 million, respectively, for the three months ended September 30, 2020 and 2019 as demand growth for Rytary® and Unithroid® were offset by declines in non-promoted products.

Specialty gross margin for the third quarter of 2020 was 45.7% compared to 34.7% in the prior year period primarily due to $7 million in cost of goods sold impairment charges in the prior year period. Specialty adjusted gross margin for the third quarter of 2020 of 74% was in line with prior year margin.

Specialty operating income for the third quarter of 2020 was $16 million compared to $4 million in the prior year period. The improvement primarily reflected increased gross margin and $2 million of acquisition, transaction-related and integration expenses in the prior year period. Specialty adjusted operating income for the third quarter of 2020 was $42 million compared to $41 million as adjusted gross margin and operating expenses remained flat.

Amneal Pharmaceuticals, Inc.
AvKARE Operating Results
(Unaudited; In thousands)

AvKARE (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue - AvKARE (2)	$89,506	$—	$211,323	$—
Cost of goods sold (2)	76,543	—	173,966	—
Gross profit (2)	12,963	—	37,357	—
Selling, general, and administrative	15,374	—	41,809	—
Operating loss	$(2,411)	$—	$(4,452)	$—

Gross margin	14.5%	—%	17.7%	—%
Adjusted gross profit (Non-GAAP) (3)	$12,963	$—	$37,357	$—
Adjusted gross margin (Non-GAAP) (3)	14.5%	—%	17.7%	—%
Adjusted operating income (Non-GAAP)	$6,283	$—	$18,732	$—
(1)       The AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, to September 30, 2020.
(2)      AvKARE excludes net revenue, costs of goods sold and gross profit from sales of Amneal products through this distribution channel. These financial results are included in the Generics segment.
(3)      There are no non-GAAP adjustments associated with gross profit and gross margin.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Adjusted Cost of Goods Sold

Generics	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of goods sold	$229,067	$217,773	$666,841	$760,074
Cost of goods sold impairment charges	32,364	49,115	34,579	105,424
Adjusted to deduct (add):
Amortization	10,728	10,912	31,899	36,300
Inventory related charges (4)	435	(2,038)	5,065	19,739
Acquisition and site closure expenses (2)	2,262	3,956	7,834	20,436
Asset impairment charges (3)	32,648	49,115	35,822	105,424
Stock-based compensation expense	1,151	711	3,212	2,120
Amortization of upfront payment (6)	—	—	—	36,393
Other	334	—	1,116	1,024
Adjusted cost of goods sold (Non-GAAP)	$213,873	$204,232	$616,472	$644,062

Specialty	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of goods sold	$47,735	$49,944	$145,782	$113,767
Cost of goods sold impairment charges	—	7,017	—	7,017
Adjusted to deduct:
Amortization	25,126	27,103	76,017	67,474
Asset impairment charges (3)	—	7,017	—	7,017
Adjusted cost of goods sold (Non-GAAP)	$22,609	$22,841	$69,765	$46,293

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Operating Income (Loss) to Adjusted Operating Income

Generics	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating income (loss)	$26,448	$(80,361)	$134,801	$(130,058)
Adjusted to add (deduct):
Acquisition and site closure expenses (2)	2,849	5,941	11,637	35,611
Amortization	10,728	10,912	31,899	36,300
Inventory related charges (4)	1,053	(2,038)	5,683	19,739
Stock-based compensation expense	2,174	3,982	6,051	9,355
Asset impairment charges (3)	32,716	72,530	37,490	151,741
Restructuring and other charges (5)	(536)	14,702	(158)	17,201
Charges related to legal matters, net (7)	60	15,000	5,610	15,000
Amortization of upfront payment (6)	—	—	—	36,393
R&D milestone payment	6,304	—	13,145	9,929
Other	640	(975)	613	49
Adjusted operating income (Non-GAAP)	$82,436	$39,693	$246,771	$201,260

Specialty	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating income	$15,662	$3,596	$49,098	$24,769
Adjusted to add (deduct):
Amortization	25,126	27,103	76,017	67,474
Acquisition and site closure expenses (2)	—	2,522	83	8,328
Stock-based compensation expense	707	456	2,033	966
Restructuring and other charges (5)	—	213	—	391
R&D milestone payment	—	—	2,000	—
Asset impairment charges (3)	—	7,017	—	7,017
Other	51	—	1,420	—
Adjusted operating income (Non-GAAP)	$41,546	$40,907	$130,651	$108,945

AvKARE	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating loss	$(2,411)	$—	$(4,452)	$—
Adjusted to add:
Amortization	8,694	—	23,184	—
Adjusted operating income (Non-GAAP)	$6,283	$—	$18,732	$—

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(22,033)	$(363,392)	$75,540	$(538,670)
Adjusted to add (deduct):
Non-cash interest	2,021	1,631	5,885	4,849
Gain from reduction of tax receivable agreement liability (1)	—	(192,844)	—	(192,844)
GAAP Income tax expense (benefit)	144	389,668	(105,843)	375,539
Amortization	41,514	38,015	123,009	103,774
Stock-based compensation expense	5,415	6,095	15,617	16,666
Acquisition and site closure expenses (2)	3,979	11,230	16,607	58,488
Restructuring and other charges (5)	276	20,937	2,657	29,933
Inventory related charges (4)	1,054	(2,038)	6,179	19,739
Charges related to legal matters, net (7)	60	15,000	5,610	15,000
Asset impairment charges (3)	33,350	79,547	38,124	160,555
Amortization of upfront payment (6)	—	—	—	36,393
Foreign exchange (gain) loss	(9,673)	12,531	(7,958)	9,684
Gain on sale of international businesses, net (8)	—	—	(123)	(6,930)
R&D milestone payments	6,304	—	15,145	9,929
Other	468	(1,387)	230	196
Income tax at 21%	(13,886)	(3,149)	(41,860)	(21,483)
Net loss (income) attributable to NCI not associated with our Class B shares	393	(91)	(1,151)	(231)
Adjusted net income (Non-GAAP)	$49,386	$11,753	$147,668	$80,587
Adjusted diluted EPS (Non-GAAP) (9)	$0.16	$0.04	$0.49	$0.27

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(22,033)	$(363,392)	$75,540	$(538,670)
Adjusted to add (deduct):
Interest expense, net	34,895	42,209	111,463	129,376
Income tax expense (benefit)	144	389,668	(105,843)	375,539
Depreciation and amortization	59,359	53,358	175,514	152,932
EBITDA (Non-GAAP)	$72,365	$121,843	$256,674	$119,177
Adjusted to add (deduct):
Gain from reduction of tax receivable agreement liability (1)	—	(192,844)	—	(192,844)
Stock-based compensation expense	5,415	6,095	15,617	16,666
Acquisition and site closure expenses (2)	3,979	11,230	16,607	58,488
Restructuring and other charges (5)	276	20,937	2,657	29,933
Inventory related charges (4)	1,054	(2,038)	6,179	19,739
Charges related to legal matters, net (7)	60	15,000	5,610	15,000
Asset impairment charges (3)	33,350	79,547	38,124	160,555
Amortization of upfront payment (6)	—	—	—	36,393
Foreign exchange (gain) loss	(9,673)	12,531	(7,958)	9,684
Gain on sale of international businesses, net (8)	—	—	(123)	(6,930)
R&D milestone payments	6,304	—	15,145	9,929
Other	468	(1,387)	230	(828)
Adjusted EBITDA (Non-GAAP)	$113,598	$70,914	$348,762	$274,962

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

(1) Gain from reduction of tax receivable agreement liability represents the reversal of the accrued liability associated with the Company’s deferred tax assets created at the Combination.
(2) Acquisition and site closure expenses for the three and nine months ended September 30, 2020, include costs related to: (i) system integration associated with the combination with Impax Laboratories, LLC ("Impax"), (ii) integration and transaction activities associated with the acquisition of AvKARE, and (iii) the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition and site closure expenses for the three and nine months ended September 30, 2019 include costs related to: (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination with Impax and related integration including legal, investment banking, accounting and information technology.
(3) Asset impairment charges for the three and nine months ended September 30, 2020 were primarily associated with equipment and intangible assets. Asset impairment charges for the three and nine months ended September 30, 2019 were primarily associated with in-process research and development and intangible assets primarily related to products acquired in the Impax combination.
(4) For the three and nine months ended September 30, 2020, inventory related charges represented inventory obsolescence and related expenses associated with recalls. For the three and nine months ended September 30, 2019, inventory related charges primarily represented inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts.
(5) For the three months September 30, 2020, restructuring and other charges primarily consisted of cash severance charges associated with the cost of benefits for management employees. For the nine months ended September 30, 2020, restructuring and other charges primarily consisted of cash severance charges associated with the cost of benefits for former senior executives and management employees. For the three and nine months ended September 30, 2019, restructuring and other charges primarily consisted of cash severance charges associated with the cost of benefits for employees at our Hauppauge, NY, Hayward, CA and other facilities, as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.
(6) Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement for Levothyroxine.
(7) For the three and nine months ended September 30, 2020, charges related to legal matters, net were approximately $0.1 million and $6 million, respectively, for commercial legal claims in our Generics segment. For the three and nine months ended September 30, 2019, charges related to legal matters, net are primarily associated with an agreement in principle with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the combination with Amneal.
(8) For the three and nine months ended September 30, 2020, gain on the sale of international businesses, net was immaterial. For the nine months ended September 30, 2019, gain on the sale of international businesses, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company's operations in Germany.
(9) For the three and nine months ended September 30, 2020, utilizes weighted average diluted shares outstanding of 301,364 and 300,739, respectively, which consists of Class A shares and Class B shares under the if-converted method. For the three and nine months ended September 30, 2019, utilizes weighted average diluted shares outstanding of 299,106 and 299,125, respectively, which consists of Class A and Class B shares under the if-converted method.